Exhibit 21
                SUBSIDIARIES OF THE ANDERSONS

                  Subsidiary                             State of Organization

The Andersons Agriservices, Inc.                                Illinois
(a corporation owned 100% by The Andersons, Inc.)

The Andersons Export Sales Corp.                                Barbados
(a corporation owned 100% by The Andersons, Inc.)

The Andersons Investment Services Corp.                         Ohio
(a corporation owned 100% by The Andersons, Inc.)

The Andersons Mower Center, Inc.                                Ohio
(a corporation owned 100% by The Andersons, Inc.)

The Andersons White Pigeon Terminal (a limited                  Ohio
partnership of which The Andersons, Inc. is the sole general partner)

The Andersons World Tire, d.b.a. The Andersons - Tireman        Ohio
Auto Centers (a joint venture owned 52.5% by The Andersons,
Inc.)

Crop & Soil Service, Inc.                                       Ohio
(a corporation owned 100% by The Andersons, Inc.)

Kass Products, Inc.                                             Ohio
(a joint venture owned 50% by The Andersons, Inc.)

Metamora Commodity Company Incorporated                         Ohio
(a corporation owned 100% by The Andersons, Inc.)

Poneto Tank Company, LLC                                        Indiana
(a limited liability company owned 67% by The Andersons, Inc.)